UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 1, 2023

Summit Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1801 California Street, Suite 3500
Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
 Registrant’s Telephone Number, Including Area Code:  (303) 893-0012
Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value, $0.01 per share)	SUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company             ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2023, Summit Materials, Inc. (the “Company”) announced that Scott Anderson would succeed Brian J. Harris as Executive Vice President and Chief Financial Officer of the Company, effective as of March 1, 2023 (the “Transition Date”).

Mr. Anderson, age 56, currently serves as the Company’s Central Region President, a position he has held since 2020. Prior to that, Mr. Anderson served as the Company's Kansas Region President from 2018 to 2020, the President of Hamm, Inc., one of the Company’s subsidiaries, from 2017 to 2018, and the Chief Operating Officer of Hamm, Inc. from 2014 to 2017.

In consideration of Mr. Anderson’s new role at the Company, the Human Capital and Compensation Committee and its Annual Grant Committee of the Company’s board of directors approved an annual base salary of $566,800, a target short-term incentive opportunity of 75% of base salary, and a target annual long-term incentive opportunity of 125% of base salary, with Mr. Anderson’s initial long-term award to be granted on the Transition Date on the same terms as grants to the Company’s other executive officers.

Effective on the Transition Date, Mr. Anderson will be subject to the Executive Severance Policy, as amended, previously filed with the Securities and Exchange Commission (the "SEC") as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on December 21, 2017, and the related Executive Severance Plan Participation Notice and Agreement, previously filed with the SEC as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q filed on August 5, 2021. In addition, the Company has agreed to pay for certain expenses relating to Mr. Anderson's relocation to the Denver area.

Mr. Anderson has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he will be selected as an officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Anderson that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing description of the chief financial officer transition and compensation arrangements of Mr. Anderson does not purport to be complete and is qualified in its entirety by reference to Mr. Anderson’s offer letter, a copy of which is filed as Exhibit 10.1 to, and is incorporated by reference into, this Current Report on Form 8-K.

As previously disclosed by the Company on a Current Report on Form 8-K filed on September 12, 2022 (the “Transition Form 8-K”), as of the Transition Date, Mr. Harris will become a Senior Advisor and will serve in such non-executive officer position until his employment ends 30 days following the Transition Date (the “Employment Termination Date”). Following the Employment Termination Date, Mr. Harris has agreed to remain available for consultation through December 31, 2024 (the “Consultation Period”). The foregoing summary regarding Mr. Harris does not purport to be complete and is qualified in its entirety by reference to the Transition Form 8-K.

Item 7.01	Regulation FD Disclosure.
A press release issued on March 1, 2023 regarding the matters described above has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Offer Letter between Summit Materials, Inc. and Scott Anderson.

99.1	Press Release of Summit Materials, Inc. dated March 1, 2023.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.
DATED: March 1, 2023
	By:	/s/ Christopher B. Gaskill
	Name:	Christopher B. Gaskill
	Title:	EVP, Chief Legal Officer & Secretary